UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2008
____________________

Lazard Group LLC
(Exact name of registrant as specified in its charter)
____________________

Delaware
(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On April 22, 2008, Lazard Ltd issued a Notice of Remarketing to holders of its 6.625% Equity Security Units and to holders of the related 6.120% Senior Notes initially due 2035 (the “Senior Notes”) of Lazard Group LLC (“Lazard Group”) regarding a remarketing of the Senior Notes to commence on May 2, 2008.  A copy of the Notice of Remarketing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The inclusion of information under this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed an admission by Lazard Group as to the materiality thereof.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Senior Notes in the remarketing in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.                 The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Notice of Remarketing

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC
(Registrant)

By:	/s/ Michael J. Castellano
Name: Michael J. Castellano
Title: Chief Financial Officer

Dated:  April 22, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Notice of Remarketing